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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FROM 8-K




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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                               February 12, 1999
                Date of Report (Date of earliest event reported)




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                            DURAKON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


          Michigan                        0-13601          38-2492342
-----------------------------           -----------     ------------------
(State or other jurisdiction           (Commission        (IRS Employer
        of incorporation                File Number     Identification No.)

      2101 N. Lapeer Road, Lapeer, Michigan                  48446
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    (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code     (810) 664-0850
                                                   -----------------------------

                                 Not Applicable
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         (Former name or former address, of changed since last report)
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                                    FORM 8-K

Item 5. Other Events.

     Durakon Industries, Inc. has received a contract from General Motors Corporation to supply cargo management products beginning in 2001. The products will be manufactured by Durakon Mexicana S.A. de C.V., Duration's 60%-owned joint venture in Mexico, which is part of Durakon's Vehicle Accessories segment.

     Sales from this GM contract are presently estimated at approximately $44 million per year. In 1997, Durakon had net sales of $179.9 million, of which $92.2 million were in the Vehicle Accessories Segment. Based on Durakon's 1997 revenue base, this contract represents a potential increase of approximately 24% in consolidated sales and more than 48% in Vehicle Accessories sales.


Item 7. Financial Statements and Exhibits.

     None.
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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           DURAKON INDUSTRIES, INC.



                                           By: /s/ David W. Wright
                                               -----------------------
                                                   David W. Wright
                                                   President and Chief Executive
                                                   Officer


Dated: February 12, 1999